Exhibit 99.1

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

Company Contact: Joe Camp 630-754-4352 Email: jcamp@advancedlifesciences.com

Advanced Life Sciences Announces Second Quarter 2009 Financial Results and Financial Outlook

CHICAGO, IL, August 11, 2009/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (OTCBB: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, oncology and respiratory diseases, today announced its financial results for the second quarter ended June 30, 2009.

The net loss allocable to common shareholders for the three months ended June 30, 2009 was $2.6 million or ($0.06) per share compared to a net loss allocable to common shareholders of $3.4 million or ($0.09) per share for the three months ended June 30, 2008.  The decrease in the net loss is due to decreased costs involved in the clinical development of the Company’s lead compound, Restanza™ (cethromycin).

The Company ended the second quarter of 2009 with cash and cash equivalents totaling $1.0 million.  Cash used during the quarter was approximately $2.9 million.

“Advanced Life Sciences today is focused on continuing to pursue approval for Restanza in community acquired pneumonia by complying with the FDA’s recommendations concerning next steps that can lead to registration,” said Michael T. Flavin, Ph.D., chairman and chief executive officer of Advanced Life Sciences. “Based on the agency’s recent communication with the Company, we anticipate that an additional well-controlled clinical study designed to demonstrate efficacy in a more severe CAP population will likely be required for the approval of Restanza. We intend to work closely with the agency to confirm this understanding and design and establish a protocol under a Special Protocol Assessment. We are working on these clinical plans with Wyeth, our development and commercialization partner in the Asia Pacific region, and will also continue to pursue additional collaborations. At the same time, we are also continuing to advance Restanza as a biodefense agent against anthrax, plague and tularemia in our collaborative work with the U.S. government, which funds our biodefense development program.”

Operating Expense Analysis

•                  Research and development expenses were $1.3 million for the three months ended June 30, 2009 compared to $1.7 million for the three months ended June 30, 2008.

•                  Selling, general and administrative expenses totaled $1.7 million, approximately the same amount as the second quarter of last year.

Business Outlook for 2009

•                  Work with the FDA and Wyeth to develop a new clinical protocol to further demonstrate Restanza’s efficacy in CAP;

•                  Pursue a meeting with the FDA relative to establishing a Special Protocol Assessment for development of Restanza in CAP;

•                  Advance negotiations with prospective U.S. and E.U. partners for the development and commercialization of Restanza;

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•                  Under the Department of Defense (DOD) contract, continue studies and report data emerging from Restanza non-human primate studies in plague and tularemia.

Financial Outlook

To fund ongoing operations in 2009, the Company intends to raise additional capital through commercial partnerships and/or the sale of equity.

Conference Call Details

Advanced Life Sciences will host a conference call and live webcast at 10:00 a.m. Eastern Time on Tuesday, August 11, 2009 to discuss the Company’s second quarter financial results.

The conference call will be webcast simultaneously over the Internet. Please visit the Investor Relations section of the Advanced Life Sciences corporate website www.advancedlifesciences.com. Alternatively, callers may participate in the conference call by dialing 888.680.0860 (domestic) or 617.213.4852 (international). The passcode for the conference call is 88622532. A replay of the conference call will be available until August 18, 2009. Callers may access the telephone replay by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 69105186. Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P8EHLRVGT. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

About Restanza

Restanza has shown higher in vitro potency and a broader range of activity than macrolides against Gram-positive bacteria associated with respiratory tract infections, and, again in in vitro tests, it appears to be effective against penicillin- and macrolide-resistant bacteria. Restanza has a mechanism of action that may slow the onset of future bacterial resistance. In addition to its utility in CAP, cethromycin is also being investigated for the prophylactic treatment of inhalation anthrax post-exposure. The FDA has designated Restanza as an orphan drug for the prophylactic treatment of inhalation anthrax post exposure, but the drug is not yet approved for this or any other indication.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases.  The Company’s lead candidate, cethromycin, is a novel once-a-day oral antibiotic in late-stage development for the treatment of respiratory tract infections including CAP.  For more information, please visit us on the web at www.advancedlifesciences.com.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials, the adequacy of our clinical results, the timing and terms of any commercial partnership, and our ability to obtain and maintain regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain financing on terms acceptable to us;

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our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$998,912	$1,527,108
Grant receivable	586,820	63,444
Prepaid insurance	47,932	227,313
Other prepaid expenses and deposits	35,281	143,808

Total current assets	1,668,945	1,961,673

PROPERTY AND EQUIPMENT:
Furniture and fixtures	244,072	244,072
Laboratory equipment	—	159,186
Computer software and equipment	258,786	258,786
Leasehold improvements	505,804	505,804

Total property and equipment—at cost	1,008,662	1,167,848
Less accumulated depreciation	(677,543)	(760,329)

Property and equipment—net	331,119	407,519

OTHER ASSETS:
Commercial launch materials	2,760,936	—
Deferred offering and financing costs	20,348	450,861
Other long-term assets	25,006	—

Total other assets	2,806,290	450,861

TOTAL ASSETS	$4,806,354	$2,820,053

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$4,387,982	$1,379,941
Accrued clinical trial and NDA expenses	112,514	458,260
Accrued payroll	451,243	506,537
Other accrued expenses	611,095	352,466
Accrued interest payable	136,256	72,572
Short-term lease payable	8,131	8,468
Short-term notes payable - related party	2,000,000	—

Total current liabilities	7,707,221	2,778,244

Long-term lease payable	621	4,350
Long-term grant payable	500,000	500,000
Long-term notes payable - related party	—	2,000,000
Line of credit	10,000,000	9,915,000

Total liabilities	18,207,842	15,197,594

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.01 par value—120,000,000 shares authorized; 50,698,926 issued and outstanding at June 30, 2009; 40,810,932 shares issued and outstanding at December 31, 2008	506,989	408,109
Additional paid-in capital	113,331,011	109,601,807
Deficit accumulated during the development stage	(127,239,488)	(122,387,457)
Noncontrolling interest in subsidiary	—	—

Total equity (deficit)	(13,401,488)	(12,377,541)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$4,806,354	$2,820,053

See notes to unaudited consolidated financial statements.

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

					Period From
					Inception
					(January 1, 1999)
	Three months ended June 30,		Six months ended June 30,		Through
	2009	2008	2009	2008	June 30, 2009
Revenue:
Management fees	$—	$—	$—	$—	$1,161,180
Grants	706,814	—	1,118,299	—	2,394,700
Royalty–related party	—	—	—	—	45,238

Total revenue	706,814	—	1,118,299	—	3,601,118

Expenses:
Research and development	1,309,050	1,690,088	2,243,819	3,558,141	92,824,220
Contracted research and development– related party	—	—	—	—	7,980,299
Selling, general and administrative	1,690,505	1,682,604	3,199,458	3,408,972	30,248,095

Total expenses	2,999,555	3,372,692	5,443,277	6,967,113	131,052,614

Loss from operations	(2,292,741)	(3,372,692)	(4,324,978)	(6,967,113)	(127,451,496)

Net other (income) expense:
Interest income	(1,739)	(76,444)	(3,471)	(233,086)	(2,952,333)
Interest expense	258,211	102,664	510,929	207,019	3,659,782
Other (income) expense, net	19,595	—	19,595	—	19,595
Gain on sale of interest in Sarawak Medichem Pharmaceuticals joint venture	—	—	—	—	(939,052)

Net other (income) expense	276,067	26,220	527,053	(26,067)	(212,008)

Net loss	(2,568,808)	(3,398,912)	(4,852,031)	(6,941,046)	(127,239,488)

Less net loss attributable to the noncontrolling interest in subsidiary	—	—	—	—	—

Net loss attributable to Advanced Life Sciences Holdings, Inc.	(2,568,808)	(3,398,912)	(4,852,031)	(6,941,046)	(127,239,488)

Less accumulated preferred stock dividends of subsidiary for the period	43,750	43,750	87,500	87,500	1,757,292

Net loss available to common shareholders	$(2,612,558)	$(3,442,662)	$(4,939,531)	$(7,028,546)	$(128,996,780)

Net loss per share available to common shareholders - basic and diluted	$(0.06)	$(0.09)	$(0.11)	$(0.18)

Weighted average shares outstanding - basic and diluted	47,077,869	38,502,987	44,443,387	38,502,987

See notes to unaudited consolidated financial statements.